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                                                            EXHIBIT NO. 99.10(b)

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS'

      We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 75 to Registration No. 2-14377 on Form N-1A of our report dated January 10, 2003 on the financial statements and financial highlights of Massachusetts Investors Growth Stock Fund included in the fund's 2002 Annual Report to Shareholders.


ERNST & YOUNG LLP
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Ernst & Young LLP


Boston, Massachusetts
March 24, 2003